Exhibit 10.3

GUARANTY AGREEMENT (GENERATION HEMP, INC.)

This Guaranty Agreement dated as of December 30, 2020 (this “Guaranty”) is executed by Generation Hemp, Inc., a Colorado corporation (the “Guarantor”), in favor of Coventry Asset Management, Ltd., a Texas limited partnership as Lender (“Lender”).

INTRODUCTION

A.  This Guaranty is given in connection with that certain Secured Promissory Note of even date herewith (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Note”), between Halcyon Thruput LLC, a Texas limited liability company, as Borrower (“Halcyon” or “Borrower”) and the Lender.

B.  The Borrower is [a wholly-owned subsidiary] of the Guarantor and, therefore, the Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Note and the other Loan Documents (as defined in the Note).

C.  The Guarantor is executing and delivering this Guaranty (i) to induce the Lender to provide the loan under the Note, and (ii) intending it to be a legal, valid, binding, enforceable and continuing obligation of the Guarantor, whether or not the Guarantor derives any benefit from the Note or from any other Loan Document.

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Guarantor agrees, for the benefit of the Lender, as follows:

Section 1. Definitions. All capitalized terms not otherwise defined in this Guaranty shall have the meanings assigned to such terms in the Note.

Section 2. Guaranty.

(a)  The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance, when due, whether at stated maturity, by acceleration or otherwise, of all Obligations, whether absolute or contingent and whether for principal, interest (including, without limitation, interest that but for the existence of a bankruptcy, reorganization or similar proceeding would accrue), fees, amounts required to be provided as collateral, indemnities, expenses or otherwise, and the full, complete and punctual performance, observance, fulfillment and satisfaction of each and every agreement, covenant, warranty and obligation of Borrower under the Loan Documents in accordance with their respective terms (collectively, the “Guaranteed Obligations”). Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Lender under the Loan Documents but for the fact that they are unenforceable or not allowable due to insolvency or the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower. This Guaranty is an absolute guaranty of payment and performance and not merely of collection.

(b)  It is the intention of the Guarantor and the Lender that the amount of the Guaranteed Obligations guaranteed by the Guarantor shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer or similar laws, statutes, ordinances, decrees, requirements, orders, judgments, rules, or regulations applicable to the Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or in any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by the Guarantor under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render the Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

Section 3. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents and the other documents governing such Guaranteed Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto but subject to Section 2(b) above. The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other person under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other person or whether the Borrower or any other person is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)  any lack of validity or enforceability of any Loan Document or any agreement or instrument relating to any part of the Guaranteed Obligations being irrecoverable;

(b)  any acceleration, forbearance, renewal, extension, change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any person under the Loan Documents or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

(c)  any acceptance, taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)  any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any other person under the Loan Documents or any other assets of any other guarantor, the Borrower or any Subsidiary of the Borrower;

(e)  any change, restructuring or termination of the corporate structure or existence of any other guarantor, the Borrower or any Subsidiary of the Borrower;

(f)  any failure of the Lender to disclose to the Borrower or the Guarantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of any person now or in the future known to the Lender (and the Guarantor hereby irrevocably waives any duty on the part of the Lender to disclose such information);

(g)  any signature of any officer of the Borrower being mechanically reproduced in facsimile or otherwise; or

(h)  any other circumstance or any existence of or reliance on any representation by the Lender that might otherwise constitute a defense available to, or a discharge of, the Borrower or any other guarantor, surety or other person, including but not limited to any defense of waiver, release, fraud, invalidity, anti-deficiency statutes or laws, illegality, unenforceability, force majeure, act of God, casualty, impossibility, impracticability, statute of limitations, res judicata or any other defense or excuse whatsoever.

Section 4. Continuation and Reinstatement, Etc. The Guarantor agrees that, to the extent that payments of any of the Guaranteed Obligations are made, or the Lender receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. THE GUARANTOR SHALL DEFEND AND INDEMNIFY THE LENDER AND ITS RELATED PARTIES FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE UNDER THIS SECTION 4 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED PARTY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 5. Waivers and Acknowledgments.

(a)  The Guarantor hereby waives promptness, diligence, presentment, protest, notice of acceptance, notice of demand, notice of default, notice of assignment, and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any Lien or any property or exhaust any right or take any action against the Borrower or any other person or any collateral.

(b)  The Guarantor hereby irrevocably waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c)  The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements involving the Borrower contemplated by the Loan Documents and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.

Section 6. Specific Waiver of Fraudulent Conveyance Claims. The Guarantor hereby waives the right to assert any claim or cause of action to avoid any transfer to the Lender contemplated by and made pursuant to the Note or any other Loan Document that may exist by virtue of any federal or state statute providing for such avoidance.

Section 7. Subrogation. Until one year and one day after the date that all Guaranteed Obligations (other than contingent Guaranteed Obligations with respect to indemnity and reimbursement of expenses as to which no claim has been made as of the time of determination) have been paid in full in cash (the “Termination Date”), the Guarantor shall not exercise any rights that it may now have or hereafter acquire against the Borrower or any other person to the extent that such rights arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lender against the Borrower or any other person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied to the Guaranteed Obligations and any and all other amounts payable by the Guarantor under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents.

Section 8. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

(a)  The Guarantor is duly formed and is in good standing in the state of Colorado

(b)  There are no conditions precedent to the effectiveness of this Guaranty. The Guarantor benefits from executing this Guaranty.

(c)  The Guarantor has, independently and without reliance upon the Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and the Guarantor has established adequate means of obtaining from the Borrower and each other relevant person on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial and otherwise), operations, properties and prospects of the Borrower and each other relevant person.

(d)  The obligations of the Guarantor under this Guaranty are the valid, binding and legally enforceable obligations of the Guarantor, and the execution and delivery of this Guaranty by the Guarantor has been duly and validly authorized in all respects by the Guarantor, and the person who is executing and delivering this Guaranty on behalf of the Guarantor has full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Guaranty on the Guarantor’s part to be observed or performed.

(e)  The execution and delivery of this Guaranty and the loan and the fulfillment of the terms and conditions hereof and thereof do not and will not conflict with or result in a breach of any of the terms or conditions of any restriction, agreement or instrument to which any of the Borrower or Guarantor is a party or to which any of their respective properties is subject, and do not and will not constitute a default or cause for acceleration under any of the foregoing, or result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the property or assets of Guarantor, and does not require the consent or approval of any governmental body, agency, authority, or any other person not already obtained.

(f)  All financial statements and financial information regarding Guarantor which has been or is hereafter provided to Lender is, to Guarantor’s current actual knowledge as of the date of such statements, complete and accurate in all material respects and does not omit material information, and as of the date of this Guaranty, unless otherwise disclosed to Lender in writing, there are no suits, actions or proceedings of any kind pending or, to Guarantor’s current actual knowledge as of the date of this Guaranty, threatened against Guarantor which would, if adversely determined, materially and adversely affect Guarantors’ ability to fulfill their obligations under this Guarantor.

(g)  And Guarantor further acknowledges and agrees that: (a) all terms and conditions of the Loan Documents are in full force and effect; and (b) upon the occurrence and during to continuance of an Event of Default, Lender reserves its right to demand full, complete, and immediate performance of all of Borrower’s and Guarantor’s obligations under the Loan Documents.

Section 9. Default. Guarantor shall be in default under this Guaranty if any representation made herein is untrue in any material respect, or if Guarantor fails to fulfill any obligation or covenant under this Guaranty or under any agreement or document evidencing or securing the Note. Lender has no duty or obligation to provide Guarantor with any grace period or notice and cure right. Time is of the essence. In addition, Guarantor shall be in default under this Guaranty if Guarantor becomes the subject of any voluntary or involuntary bankruptcy, insolvency, arrangement, reorganization, or other debtor-relief proceeding under any federal or state law, whether now existing or hereafter enacted, or if any property of Guarantor is attached, levied or seized by any creditor or becomes subject to any receivership. Whenever any such event of default shall exist and continue, Lender may, at Lender’s option, take and pursue any and all remedies against Guarantor and may declare and deem the Loan to be fully accelerated and in default and immediately due and payable, regardless of whether such obligations are in fact accelerated or in default or are otherwise immediately due and payable.

Section 10. Non-Petition Covenant. Prior to the date that is one year and one day after the Termination Date, the Guarantor shall not directly, or indirectly, commence, join any other person in commencing, or authorize a trustee or other person acting on its behalf or on behalf of others to commence, any bankruptcy, reorganization, arrangement, insolvency, liquidation, or receivership proceeding under the laws of the United States or any state of the United States against the Guarantor or the Borrower.

Section 11. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Guarantor and the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 12. Notices, Etc. All notices and other communications provided for hereunder shall be sent in the manner provided for in the Note and at the applicable address specified in or pursuant to the Note. All such notices and communications shall be effective when delivered, except that notices and communications to the Lender shall not be effective until received by the Lender.

Section 13. Fees and Costs. Guarantor shall pay on demand all reasonable attorney’s fees and all other costs and expenses incurred by Lender in connection with the enforcement or collection of this Guaranty

Section 14. No Waiver: Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 15. Continuing Guaranty: Assignments under the Note. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the payment in full of all Guaranteed Obligations and all other amounts payable under the Loan Documents, (b) be binding upon the Guarantor and its successors and assigns, and (c) inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns. The Guarantor may not assign its rights or delegate its duties hereunder without the prior written consent of the Lender. Without limiting the generality of the foregoing clause (c), the Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Note (including, without limitation, the Promissory Note held by it) to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to the Lender herein or otherwise, subject, however, in all respects to the provisions of the Note. The Guarantor acknowledges that upon any person becoming the Lender in accordance with the Note, such person shall be entitled to the benefits hereof.

Section 16. Governing Law. This Guaranty has been prepared, is being executed and delivered, and is intended to be performed in the State of Texas, and the substantive laws of the State of Texas and the applicable federal laws of the United States shall govern the validity, construction, enforcement, and interpretation of this Guaranty; provided, however, Chapter 346 the Texas Finance Code does not apply does not apply to this Guaranty.

Section 17. Submission to Jurisdiction. The Guarantor hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas County, Texas, in any action or proceeding arising out of or relating to this Guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The Guarantor hereby unconditionally and irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. The Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the Guarantor at its address set forth in the Note. The Guarantor agrees that a final non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of the Lender to serve legal process in any other manner permitted by the law or affect the right of the Lender to bring any action or proceeding against the Guarantor or any of its property in the courts of any other jurisdiction.

Section 18. Survival. All representations and warranties of the Guarantor hereunder shall survive the execution and delivery of this Guaranty and the making of the loan.

Section 19. Indemnification; Waiver of Damages. The Guarantor hereby agrees to indemnify and hold harmless the Lender and its Related Parties (each an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) this Guaranty, any other Loan Document, or the transactions contemplated hereunder or thereunder, or any use made or proposed to be made with the proceeds thereof (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNIFIED PARTY), except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Borrower or Guarantor, any equityholder or creditor of Borrower of Guarantor or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto. The Guarantor also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Guarantor or any Subsidiary or Affiliate of the Guarantor or any of its equity holders or creditors arising out of, related to or in connection with any aspect of this Guaranty, the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. Notwithstanding any other provision of this Guaranty, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnified Party as determined by a final and nonappealable judgment of a court of competent jurisdiction. No Indemnified Party seeking indemnification under this paragraph with respect to any claim will, without the Guarantor’s prior written consent (which shall not be unreasonably withheld), settle, compromise or consent to entry of any judgment with respect so such claim; provided that the foregoing requirement shall apply only to such claims that the Borrower or Guarantor has confirmed and agreed in writing to the Lender are fully covered under the indemnity obligations of Borrower or Guarantor arising under this Guaranty and the Note.

Section 20. WAIVER OF JURY TRIAL. THE GUARANTOR AND THE LENDER HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

NOTICE OF FINAL AGREEMENTS. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Page Follows]

The Guarantor has caused this Guaranty to be duly executed as of the date first above written.

GUARANTOR:

GENERATION HEMP, INC.

By:	/s/ Gary C. Evans
Name:	Gary C. Evans
Title:	Chief Executive Officer

Signature Page to Guaranty Agreement

(Generation Hemp, Inc.)